Exhibit 99.1

Perella Weinberg Reports First Quarter 2024 Results
Financial Overview - First Quarter
•Revenues of $102 Million, Down 22% From a Year Ago
•Adjusted Pre-Tax Loss of $(18) Million, GAAP Pre-Tax Loss of $(51) Million
•Adjusted EPS of $(0.10); GAAP Diluted EPS of $(0.91)
Capital Management
•Strong Balance Sheet with $157 Million of Cash and No Debt
•Repurchased Approximately 2 Million Share Equivalents
•Declared Quarterly Dividend of $0.07 Per Share
•Returned $32 Million in Total to Equity Holders

“Momentum continued across our businesses during the quarter. We advised on three of the fifteen announced transactions year-to-date valued over $10 billion and our announced and pending transaction revenue backlog today is at a record high. We remain focused on executing our clear and simple strategy to scale our business as we continue to advise our clients on their most pressing strategic and financial priorities,” stated Andrew Bednar, Chief Executive Officer.

NEW YORK, NY, May 3, 2024 – Perella Weinberg Partners (the “Firm” or “PWP”) (NASDAQ:PWP) today reported financial results for the first quarter ended March 31, 2024.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Revenues

For the first quarter of 2024, revenues were $102.1 million, a decrease of 22% from $131.4 million for the first quarter of 2023. Revenues attributed to financing and capital solutions were relatively flat year-over-year, while mergers and acquisition revenues were down, primarily due to elongated transaction closing timelines in the current period.

Expenses

	Three Months Ended March 31,
	2024		2023
	GAAP	Adjusted	GAAP	Adjusted
Operating expenses	(Dollars in Millions)
Total compensation and benefits	$115.4	$86.1	$117.6	$85.4
% of Revenues	113%	84%	90%	65%
Non-compensation expenses	$40.3	$37.0	$36.5	$34.5
% of Revenues	39%	36%	28%	26%

GAAP total compensation and benefits were $115.4 million for the first quarter of 2024, compared to $117.6 million for the first quarter of 2023. Adjusted total compensation and benefits were $86.1 million for the first quarter of 2024, compared to $85.4 million for the same period a year ago. The higher compensation margin seen on both a GAAP and adjusted basis was driven by a year-over-year increase in equity amortization expense related to the phase-in of our annual equity awards, partially offset by a lower bonus accrual compared to last year, combined with the impact of a lower revenue quarter.

GAAP non-compensation expenses were $40.3 million for the first quarter of 2024, compared to $36.5 million for the first quarter of 2023. Adjusted non-compensation expenses were $37.0 million for the first quarter of 2024, compared to $34.5 million for the same period a year ago. The increase in both GAAP non-compensation expenses and adjusted non-compensation expenses was largely driven by an increase in legal spend as well as depreciation expense tied to our New York and London office renovation and relocation, partially offset by lower rent and occupancy costs associated with the end of overlapping rent periods and a decline in some general, administrative and other expenses.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Provision for Income Taxes

Perella Weinberg Partners currently owns 56.7% of the operating partnership (PWP Holdings LP) and is subject to U.S. federal and state corporate income tax on its allocable share of earnings. Income earned by the operating partnership is subject to certain state, local, and foreign income taxes.

For purposes of calculating adjusted if-converted net income (loss), we have presented our results as if all partnership units had been converted to shares of Class A Common Stock, and as if all of our adjusted results for the period were subject to U.S. corporate income tax. For the three months ended March 31, 2024, the adjusted if-converted tax benefit of $8.9 million included a benefit of $2.9 million from the vesting of restricted stock units at a share price higher than the grant price. Excluding the RSU tax benefit, the adjusted effective tax rate for the period would have been 32%.

Balance Sheet and Capital Management

As of March 31, 2024, PWP had $156.7 million of cash with no outstanding indebtedness and an undrawn revolving credit facility.

During the three months ended March 31, 2024, PWP returned $32.2 million in aggregate to our equity holders through (i) the net settlement of 1,872,154 share equivalents to satisfy statutory tax withholding obligations at an average price per share of $13.12 for $24.5 million, (ii) the payment of $2.9 million in distributions to limited partners and (iii) the payment of dividends of $4.8 million on Class A common stock.

During the three months ended March 31, 2024, PWP made $11.1 million of cash payments related to the business realignment initiative undertaken in 2023.

The Board of Directors has declared a quarterly dividend of $0.07 per share of Class A common stock. The dividend will be paid on June 10, 2024 to Class A common stockholders of record on May 28, 2024.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Conference Call and Webcast

Management will host a webcast and conference call on Friday, May 3, 2024 at 9:00 am ET to discuss Perella Weinberg’s financial results for the first quarter ended March 31, 2024.

The conference call will be made available in the Investors section of Perella Weinberg’s website at https://investors.pwpartners.com/.

The conference call can also be accessed by the following dial-in information:

•Domestic: (800) 343-4136
•International: (203) 518-9848
•Conference ID: PWPQ124

Replay

A replay of the call will also be available two hours after the live call through May 10, 2024. To access the replay, dial (800) 925-9527 (Domestic) or (402) 220-5388 (International). The replay can also be accessed on the Investors section of PWP’s website at https://investors.pwpartners.com/.

For those who listen to the rebroadcast of the call, we remind you that the remarks made are as of May 3, 2024, and have not been updated subsequent to the initial earnings call.

About Perella Weinberg

Perella Weinberg is a leading global independent advisory firm, providing strategic and financial advice to a broad client base, including corporations, institutions, governments, sovereign wealth funds and the financial sponsor community. The firm offers a wide range of advisory services to clients in the most active industry sectors and global markets. With more than 650 employees, Perella Weinberg currently maintains offices in New York, London, Houston, San Francisco, Paris, Los Angeles, Chicago, Calgary, Denver, and Munich. The financial information of PWP herein refers to the business operations of PWP Holdings LP and Subsidiaries.

Contacts

For Perella Weinberg Investor Relations: investors@pwpartners.com
For Perella Weinberg Media: media@pwpartners.com
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with GAAP, we monitor certain non-GAAP financial measures to manage our business, make planning decisions, evaluate our performance and allocate resources. We believe that these non-GAAP financial measures are key financial indicators of our business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of our platform.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures. These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto included elsewhere in this press release.

Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release, and oral statements made from time to time by representatives of PWP are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the expectations regarding the combined business are “forward looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Important factors, among others, that may affect actual results or outcomes include (but are not limited to): global economic, business and market conditions; the Company’s dependence on and ability to retain employees; the Company’s ability to successfully identify, recruit and develop talent; conditions impacting the corporate advisory industry; the Firm’s dependence on its fee-paying clients and fluctuating revenues from its non-exclusive, engagement-by-engagement business model; the high volatility of the Company’s revenues as a result of its reliance on advisory fees that are largely contingent on the completion of events which may be out of its control; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business, including actual, potential or perceived conflicts of interest and other factors that may damage its business and reputation; the Company’s successful formulation and execution of its business and growth strategies; substantial litigation risks in the financial services industry; cybersecurity and other operational risks; assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity; extensive regulation of the corporate advisory industry and U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy and laws (including the treatment of carried interest); and other risks and uncertainties described under “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K.

The forward-looking statements in this press release and oral statements made from time to time by representatives of PWP are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 23, 2024 and the other documents filed by the Firm from time to time with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Consolidated Statements of Operations (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2024	2023
Revenues	$102,127	$131,426
Expenses
Compensation and benefits	68,590	69,963
Equity-based compensation	46,807	47,671
Total compensation and benefits	115,397	117,634
Professional fees	11,060	7,553
Technology and infrastructure	8,772	8,512
Rent and occupancy	6,277	7,414
Travel and related expenses	4,585	4,774
General, administrative and other expenses	4,519	5,394
Depreciation and amortization	5,080	2,835
Total expenses	155,690	154,116
Operating income (loss)	(53,563)	(22,690)
Non-operating income (expenses)
Related party income	—	273
Other income (expense)	2,657	283
Total non-operating income (expenses)	2,657	556
Income (loss) before income taxes	(50,906)	(22,134)
Income tax expense (benefit)	19,094	5,286
Net income (loss)	(70,000)	(27,420)
Less: Net income (loss) attributable to non-controlling interests	(34,156)	(22,297)
Net income (loss) attributable to Perella Weinberg Partners	$(35,844)	$(5,123)
Net income (loss) per share attributable to Class A common shareholders
Basic	$(0.73)	$(0.12)
Diluted	$(0.91)	$(0.37)
Weighted-average shares of Class A common stock outstanding
Basic	49,200,283	42,317,827
Diluted	90,519,358	86,611,018

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2024	2023
Total compensation and benefits—GAAP	$115,397	$117,634
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	(13,675)	(20,334)
Public company transaction related incentives(2)	(12,350)	(11,892)
Business realignment costs(3)	(3,249)	—
Adjusted total compensation and benefits	$86,123	$85,408

Non-compensation expense—GAAP	$40,293	$36,482
TPH business combination related expenses(4)	(1,645)	(1,645)
Business Combination transaction expenses(5)	(1,622)	(325)
Adjusted non-compensation expense(6)	$37,026	$34,512

Operating income (loss)—GAAP	$(53,563)	$(22,690)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	13,675	20,334
Public company transaction related incentives(2)	12,350	11,892
Business realignment costs(3)	3,249	—
TPH business combination related expenses(4)	1,645	1,645
Business Combination transaction expenses(5)	1,622	325
Adjusted operating income (loss)	$(21,022)	$11,506

Income (loss) before income taxes—GAAP	$(50,906)	$(22,134)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	13,675	20,334
Public company transaction related incentives(2)	12,350	11,892
Business realignment costs(3)	3,249	—
TPH business combination related expenses(4)	1,645	1,645
Business Combination transaction expenses(5)	1,622	325
Adjustments to non-operating income (expenses)(7)	37	37
Adjusted income (loss) before income taxes	$(18,328)	$12,099

Income tax expense (benefit)—GAAP	$19,094	$5,286
Tax impact of non-GAAP adjustments(8)	(24,327)	(3,078)
Adjusted income tax expense (benefit)	$(5,233)	$2,208

Net income (loss)—GAAP	$(70,000)	$(27,420)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	13,675	20,334
Public company transaction related incentives(2)	12,350	11,892
Business realignment costs(3)	3,249	—
TPH business combination related expenses(4)	1,645	1,645
Business Combination transaction expenses(5)	1,622	325
Adjustments to non-operating income (expenses)(7)	37	37
Tax impact of non-GAAP adjustments(8)	24,327	3,078
Adjusted net income (loss)	$(13,095)	$9,891
Less: Adjusted income tax expense (benefit)	5,233	(2,208)
Add: If-converted tax impact(9)	(8,879)	3,785
Adjusted if-converted net income (loss)	$(9,449)	$8,314

Weighted-average diluted shares of Class A common stock outstanding	90,519,358	86,611,018
Weighted average number of incremental shares from assumed vesting of RSUs and PSUs(10)	—	1,727,070
Weighted-average adjusted diluted shares of Class A common stock outstanding	90,519,358	88,338,088

Adjusted net income (loss) per Class A share—diluted, if-converted	$(0.10)	$0.09

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2024	2023
Key metrics: (11)
GAAP operating income (loss) margin	(52.4)%	(17.3)%
Adjusted operating income (loss) margin	(20.6)%	8.8%
GAAP compensation ratio	113%	90%
Adjusted compensation ratio	84%	65%
GAAP effective tax rate	(38)%	(24)%
Adjusted if-converted effective tax rate	48%	31%

Notes to GAAP Reconciliation of Adjusted Results:

(1)Equity-based compensation not dilutive to investors in PWP or PWP Holdings LP (“PWP OpCo”) includes amortization of legacy awards granted to certain partners prior to the business combination that closed on June 24, 2021 (the “Business Combination”) and amortization of PWP Professional Partners LP (together with its successors and assigns, as applicable, “Professional Partners”) alignment capital units and value capital units awards. The vesting of these awards does not dilute PWP shareholders relative to Professional Partners as Professional Partners’ interest in PWP OpCo does not change as a result of granting those equity awards to its working partners. The legacy awards were fully amortized as of September 30, 2023.
(2)Public company transaction related incentives includes equity-based compensation for transaction-related restricted stock units (“RSUs”) which are directly related to milestone events that were part of the Business Combination process and reorganization. These payments were outside of PWP’s normal and recurring bonus and compensation processes.
(3)During the second quarter of 2023, we began a review of the business, which resulted in headcount reductions in order to improve compensation alignment and to provide greater flexibility to advance strategic opportunities. Costs include separation and transition benefits and the accelerated amortization (net of forfeitures) of certain equity-based awards. For the three months ended March 31, 2024, such amortization includes $0.3 million for certain Professional Partners Awards, and $0.1 million for certain transaction-related RSUs, which are excluded from Equity-based compensation not dilutive to investors in PWP or PWP OpCo and Public company transaction related incentives, respectively.
(4)On November 30, 2016, we completed a business combination with Tudor, Pickering, Holt & Co., LLC (TPH), an independent advisory firm focused on the energy industry. The adjustment reflects the amortization of intangible assets associated with the acquisition, and such assets will be fully amortized by November 30, 2026.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

(5)Transaction costs that were expensed associated with the Business Combination, including (i) equity-based vesting for transaction-related RSUs issued to non-employees and (ii) costs incurred related to the partnership restructuring that was contemplated during the implementation of the up-C structure at the time of the Business Combination.
(6)See reconciliation below for the components of the consolidated statements of operations included in non-compensation expense—GAAP as well as Adjusted non-compensation expense.
(7)Includes the amortization of debt discounts and issuance costs.
(8)The adjusted income tax expense (benefit) represents the Company’s calculated tax expense (benefit) on adjusted non-GAAP results. It excludes the impact on income taxes of certain transaction-related items and other items not reflected in our adjusted non-GAAP results. It does not represent the cash that the Company expects to pay for taxes in the current periods.
(9)The if-converted tax expense (benefit) represents the Company's calculated tax expense (benefit) on adjusted non-GAAP results assuming the exchange of all partnership units for PWP Class A common stock, resulting in all of the Company’s results for the period being subject to corporate-level tax.
(10)Assumed vesting of RSUs and performance restricted stock units (“PSUs”) as calculated using the treasury stock method and to the extent dilutive to Adjusted net income (loss) per Class A share—diluted, if-converted. For the three months ended March 31, 2024, 5,278,079 shares from the assumed vesting of RSUs and PSUs were deemed antidilutive and excluded from the calculation.
(11)Reconciliations of key metrics from GAAP to Adjusted results are a derivative of the reconciliation of their components.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands)

	Three Months Ended March 31, 2024
	GAAP	Adjustments		Adjusted
Professional fees	$11,060	$(1,622)	(1)	$9,438
Technology and infrastructure	8,772	—		8,772
Rent and occupancy	6,277	—		6,277
Travel and related expenses	4,585	—		4,585
General, administrative and other expenses	4,519	—		4,519
Depreciation and amortization	5,080	(1,645)	(2)	3,435
Non-compensation expense	$40,293	$(3,267)		$37,026

	Three Months Ended March 31, 2023
	GAAP	Adjustments		Adjusted
Professional fees	$7,553	$(325)	(1)	$7,228
Technology and infrastructure	8,512	—		8,512
Rent and occupancy	7,414	—		7,414
Travel and related expenses	4,774	—		4,774
General, administrative and other expenses	5,394	—		5,394
Depreciation and amortization	2,835	(1,645)	(2)	1,190
Non-compensation expense	$36,482	$(1,970)		$34,512

(1)Reflects an adjustment to exclude transaction costs associated with the Business Combination.
(2)Reflects an adjustment to exclude the amortization of intangible assets related to the TPH business combination.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.